Exhibit 99.1

Contact:
John L. McManus
President and Chief Executive Officer
1-949-481-9825

Aeolus Pharmaceuticals Completes $2.0 Million Financing from New Institutional Investors

LAGUNA NIGUEL, CA, May 22, 2007 -- Aeolus Pharmaceuticals, Inc. (OTC Bulletin Board: AOLS), today announced that it has raised $2.0 million through the sale of newly issued shares of Common Stock and warrants to selected institutional investors.  Rodman & Renshaw, LLC served as placement agent for the transaction.

In exchange for gross proceeds of $2.0 million, the Company issued 2.67 million shares of Common Stock and five year warrants to purchase up to an aggregate of 2.0 million shares of Common Stock for $0.75 per share, which if exercised could yield up to an additional $1.5 million in proceeds to the Company.

"We are pleased with this private placement, and are gratified to welcome new institutional investors to Aeolus," said John L. McManus, Aeolus' President and Chief Executive Officer. "We appreciate the confidence these strong investors have shown in the Company and its drug development program and believe their participation will help increase the Company's visibility in the investment community," continued Mr. McManus.

The Company expects to use the net proceeds from this financing to advance the development of AEOL 10150 and for general administrative expenses and working capital.

The securities offered in this placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. As part of the transaction, the Company has agreed to file registration statements with the SEC covering the resale of the shares of common stock issued in the offering, including the shares of common stock issuable upon exercise of the warrants. This news release is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein and is being issued under Rule 135c of the Securities Act of 1933, as amended.

About Aeolus Pharmaceuticals

Aeolus is developing a variety of therapeutic agents based on its proprietary small molecule catalytic antioxidants, with AEOL 10150 being the first to enter human clinical evaluation.   AEOL 10150 is a patented, small molecule catalytic antioxidant that has shown the ability to scavenge a broad range of reactive oxygen species, or free radicals. As a catalytic antioxidant, AEOL 10150 mimics and thereby amplifies the body’s natural enzymatic systems for eliminating these damaging compounds.  Because oxygen-derived free radicals are believed to have an important role in the pathogenesis of many diseases, Aeolus’ catalytic antioxidants are believed to have a broad range of potential therapeutic uses.

The statements in this press release that are not purely statements of historical fact are forward-looking statements. Such statements include, but are not limited to, those relating to Aeolus’ product candidates, as well as its proprietary technologies and research programs. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Aeolus’ actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Important factors that could cause results to differ include risks associated with uncertainties of progress and timing of clinical trials, scientific research and product development activities, difficulties or delays in development, testing, obtaining regulatory approval, the need to obtain funding for pre-clinical and clinical trials and operations, the scope and validity of intellectual property protection for Aeolus’ product candidates, proprietary technologies and their uses, and competition from other biopharmaceutical companies. Certain of these factors and others are more fully described in Aeolus’ filings with the Securities and Exchange Commission, including, but not limited to, Aeolus’ Annual Report on Form 10-K for the year ended September 30, 2006. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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